Exhibit 2.2



                        AGREEMENT AND PLAN OF MERGER



                         Dated as of April 17, 2000



                                   among



                          PH CASINO RESORTS, INC.



                           HARVEYS CASINO RESORTS



                                    and



                      HARVEYS ACQUISITION CORPORATION





                                 SCHEDULES


                                  EXHIBITS

Exhibit A      Voting and Contribution Agreement
Exhibit B      Pinnacle Merger Agreement




               AGREEMENT AND PLAN OF MERGER dated as of April 17, 2000 (this "Agreement"), among PH CASINO RESORTS, INC., a Delaware corporation ("PHCR"), HARVEYS CASINO RESORTS, a Nevada corporation ("Harveys"), and HARVEYS ACQUISITION CORPORATION, a Nevada corporation ("Harveys Acq Corp").

                            W I T N E S S E T H

               WHEREAS, PHCR is a wholly-owned subsidiary of Harveys and Harveys Acq Corp is a wholly-owned subsidiary of PHCR;

               WHEREAS, the respective Boards of Directors of Harveys and Harveys Acq Corp have determined that the merger of Harveys Acq Corp with and into Harveys (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement, is advisable and in the best interests of their respective corporations and stockholders, and have approved this Agreement;

               WHEREAS, the entry into this Agreement and the consummation of the transactions herein described are expressly conditional on the simultaneous entry into an agreement and plan of merger (the "Pinnacle Merger Agreement") among Pinnacle Entertainment, Inc., a Delaware corporation ("Pinnacle"), Pinnacle Acquisition Corporation, a Delaware corporation ("Pinnacle Acq Corp") and PHCR;

               WHEREAS, for Federal income tax purposes, the parties intend that the Merger and the merger of Pinnacle Acq Corp with and into Pinnacle (the "Pinnacle Merger") pursuant to the Pinnacle Merger Agreement, viewed as a single transaction or as a series of transactions pursuant to a single plan, qualifies as an exchange under section 351 of the Internal Revenue Code of 1986 (the "Code");

               NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:


                                 ARTICLE I

                                DEFINITIONS

               Capitalized and certain other terms used in this Agreement and not otherwise defined have the meanings set forth in the Pinnacle Merger Agreement.


                                 ARTICLE II

                                 THE MERGER

               SECTION 2.01. The Merger. Upon the terms and subject to the conditions set forth in this Agreement and the articles of merger or other appropriate documents (in any such case, the "Articles of Merger") required by law in connection with the Merger, and in accordance with the applicable provisions of the Nevada Revised Statute, as amended (the "NRS"), Harveys Acq Corp shall be merged with and into Harveys. Following the Merger, Harveys shall continue as the surviving corporation (the "Harveys Surviving Corporation") and the separate existence of Harveys Acq Corp will cease.

               SECTION 2.02. Closing. The closing (the "Closing") of the Merger will take place at 10:00 a.m., Los Angeles time, on a date (the "Closing Date") to be specified by PHCR, which may be on, but shall be no later than the third business day after, the day on which there shall have been satisfaction or waiver of the conditions set forth in Article VIII, at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 300 South Grand Avenue, Los Angeles, California 90071, unless another time date or place is agreed to in writing by the parties hereto.

               SECTION 2.03. Effective Time. On the Closing Date, or as soon as practicable thereafter, the parties shall file the Articles of Merger with the Secretary of State of the State of Nevada, in accordance with the provisions of NRS section 92A.005 et seq. (the "Nevada Merger Law"), and make all other filings or recordings required by law in connection with the Merger. The Merger shall become effective at such time as the Articles of Merger are duly filed with the Secretary of State of the State of Nevada, or at such other later time as the parties shall agree and specify in the Articles of Merger (the time the Merger becomes effective being the "Effective Time").

               SECTION 2.04. Effects of the Merger. The Merger shall have the effects set forth in the Nevada Merger Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of Harveys and Harveys Acq Corp shall vest in the Harveys Surviving Corporation, and all debts, liabilities and duties of Harveys and Harveys Acq Corp shall become the debts, liabilities and duties of the Harveys Surviving Corporation.

               SECTION 2.05. Corporate Governance Documents. The Articles of Incorporation of Harveys Acq Corp, as in effect immediately prior to the Effective Time of the Merger, shall become the Articles of Incorporation of the Harveys Surviving Corporation after the Effective Time, except that such Articles of Incorporation shall be amended to provide that the name of the Harveys Surviving Corporation shall be "Harveys Casino Resorts," and thereafter may be amended in accordance with its terms and as provided by law. The By-laws of Harveys Acq Corp as in effect immediately prior to the Effective Time shall become the By-laws of the Harveys Surviving Corporation and thereafter may be amended in accordance with their terms and as provided by law.

               SECTION 2.06. Directors. The directors of Harveys Acq Corp immediately prior to the Effective Time shall become the directors of the Harveys Surviving Corporation, and shall serve in such capacity until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

               SECTION 2.07. Officers. The officers of Harveys immediately prior to the Effective Time shall become the officers of the Harveys Surviving Corporation, and shall serve in such capacity until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

               SECTION 2.08. Further Actions. At and after the Effective Time, Harveys Surviving Corporation shall take all action as shall be required in connection with the Merger, including, but not limited to, the execution and delivery of any further deeds, assignments, instruments or documentation as are necessary or desirable to carry out the provisions of this Agreement.


                                ARTICLE III

                            CONVERSION OF SHARES

               SECTION 3.01. Effect on Capital Stock of Harveys and Harveys Acq Corp. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of capital stock of Harveys or any shares of capital stock of Harveys Acq Corp:

                      (a)    Capital Stock of Harveys

                                    (i) Each share of Class A Common Stock,
        par value $.01 per share, of Harveys (the "Harveys Class A Common Stock") (other than shares canceled in accordance with Section 3.01(c)) issued and outstanding immediately prior to the Effective Time shall be converted into and become 1.25379 fully paid and nonassessable shares of Class A Common Stock, par value $.01 per share, of PHCR (the "PHCR Class A Common Stock").

                                    (ii) Each share of Class B Common
        Stock, par value $.01, of Harveys (the "Harveys Class B Common Stock") (other than shares canceled in accordance with Section 3.01(c)) issued and outstanding immediately prior to the Effective Time shall be converted into and become 1.25379 fully paid and nonassessable shares of Class B Common Stock, par value $.01 per share, of PHCR (the "PHCR Class B Common Stock").

                      (b) Capital Stock of Harveys Acq Corp. Each share of common stock, par value $.01 per share, of Harveys Acq Corp (the "Harveys Acq Corp Common Stock") issued and outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and nonassessable shares of common stock, par value $.01 per share, of Harveys Surviving Corporation (the "Harveys Surviving Corporation Common Stock").

                      (c) Cancellation of Treasury Stock and Harveys Acq Corp Owned Stock. Each share of Harveys Class A Common Stock and Harveys Class B Common Stock that is owned by Harveys or by any Subsidiary of Harveys and each share of Harveys Class A Common Stock and Harveys Class B Common Stock that is owned by Harveys Acq Corp shall automatically be canceled and retired and shall cease to exist.

               SECTION 3.02.  Exchange of Certificates.

                      (a) Exchange Agent. Immediately prior to the
        Effective Time, Harveys Acq Corp shall designate a bank or trust to act as exchange agent in the Merger (the "Exchange Agent").

                      (b) Exchange Procedure. As soon as reasonably practicable after the Effective Time, the Harveys Surviving Corporation shall cause the Exchange Agent to mail to each holder of record of a certificate or certificates representing which immediately prior to the Effective Time represented outstanding shares of Harveys Class A Common Stock or Harveys Class B Common Stock (the "Certificates") whose shares were converted into the right to receive PHCR Class A Common Stock or PHCR Class B Common Stock, as applicable, pursuant to Section 3.01 (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as the Harveys Surviving Corporation may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for PHCR Class A Common Stock or PHCR Class B Common Stock, as applicable. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor the number of shares into which the shares of capital stock theretofore represented by such Certificate shall have been converted pursuant to Sections 3.01 and 3.02, and the Certificate so surrendered shall forthwith be cancelled.

                      (c) No Further Ownership Rights in Capital Stock. All shares delivered upon the surrender of Certificates in accordance with the terms of this Article III shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of capital stock theretofore represented by such Certificates, and there shall be no further registration of transfers on the stock transfer books of the Harveys Surviving Corporation of the shares of capital stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Harveys Surviving Corporation or the Exchange Agent for any reason, they shall be cancelled and exchanged as provided in this Article III, except as otherwise provided by law.


                                 ARTICLE IV

                           ADDITIONAL AGREEMENTS

               SECTION 4.01.  Registration Statement.

                      (a) PHCR shall as promptly as possible after the Closing, and in no event later than 30 days after the date thereof, prepare and file with the SEC an amendment (the "Amendment") to Harveys' registration statement on Form 10. PHCR shall cause the Amendment to comply as to form in all material respects with the applicable provisions of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"). PHCR agrees that the Amendment at the time it is filed shall not include an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

                      (b) As promptly as practicable, each party hereto shall properly prepare and file any other filings required under the Exchange Act, the Securities Act of 1933, as amended (the "Securities Act") or any other Laws relating to the Merger or the Amendment (collectively, "Other Filings").

               SECTION 4.02. Reasonable Efforts. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use all reasonable efforts to take, or cause to be taken (including through its officers and directors and other appropriate personnel), all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger, the Pinnacle Merger, the Voting and Contribution Agreement and the other transactions contemplated by this Agreement, including (a) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to obtain Permits or waivers from, or to avoid an action or proceeding by, any Governmental Entity (including in respect of any Gaming Law), (b) the obtaining of all necessary consents, approvals or waivers from third parties, (c) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of any of the transactions contemplated by this Agreement, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (d) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement.

               SECTION 4.03. At the Effective Time, all outstanding employee stock options of Harveys (the "Harveys Options") shall be canceled and shall be exchanged for options to purchase an number of shares of PHCR Class A Common Stock or PHCR Class B Common Stock, as applicable (the "Replacement Options"), equal to the product of (A) the number of Harveys Options, multiplied by (B) 1.25379. Such Replacement Options shall have an exercise price per share equal to (A) the exercise price of the Harveys Options prior to the Merger, divided by (B) 1.25379. Such Replacement Options shall otherwise have terms identical with those of the Harveys Options.

               SECTION 4.04. Tax Treatment. Each of Harveys, PHCR and Harveys Acq Corp shall use its reasonable best efforts to cause the Merger to qualify as an exchange governed by section 351 of the Code.


                                 ARTICLE V

                            CONDITIONS PRECEDENT

               SECTION 5.01. Conditions to Each Party's Obligation To Effect the Merger. The respective obligations of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

                      (a) No Injunctions or Restraints. No statute, rule, regulation, executive order, decree, temporary restraining order, preliminary or permanent injunction or other order enacted, entered, promulgated, enforced or issued by any Governmental Entity or other legal restraint or prohibition preventing the consummation of the Merger or the transactions contemplated thereby (including the Pinnacle Merger) shall be in effect; provided, in the case of a decree, injunction or other order, each of the parties shall have used their best efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any decree, injunction or other order that may be entered.

                      (b) Gaming Authority Approval. All licenses, permits, registrations, authorizations, consents, waivers, orders, findings of suitability or other approvals required to be obtained from, and all filings, notices or declarations required to be made with, any Gaming Authority to permit Harveys Acq Corp and Harveys to consummate the Merger and to permit the Harveys Surviving Corporation and each of its Subsidiaries to conduct their businesses in the jurisdictions regulated by such Gaming Authorities after the Effective Time in the same manner as conducted by Harveys and its Subsidiaries prior to the Effective Time (collectively, the "Gaming Approvals") shall have been obtained or made, as applicable; provided that no such Gaming Approval shall obligate Harveys Acq Corp, or any of its Affiliates to obtain any consent, approval, license, waiver, order, decree, determination of suitability or other authorization with respect to any limited partner of any Affiliate of Harveys Acq Corp.

                        ( c) Consents. All consents, waivers, orders, approvals, authorizations, registrations, findings of suitability and action of any Governmental Entity shall have been obtained or made, free of any condition.

               SECTION 5.02. Conditions to Obligations of Harveys Acq Corp. The obligations of Harveys Acq Corp to effect the Merger are further subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

                      (a) Contribution by Stockholders. The transactions contemplated by the Voting and Contribution Agreement shall have been consummated immediately prior to the Effective Time.

               SECTION 5.03. Conditions to Obligations of Harveys. The obligations of Harveys to effect the Merger are further subject to the satisfaction or waiver on or prior to the Closing Date of the following condition:

                      (a) Compliance Committee. Harveys shall have received any and all consents necessary from the Harveys Casino Resorts Compliance Committee.

                      (b) Pinnacle Merger Agreement. All conditions to closing contained in the Pinnacle Merger Agreement shall have been satisfied or waived by the appropriate party thereto.


                                 ARTICLE VI

                     TERMINATION, AMENDMENT AND WAIVER

               SECTION 6.01. Termination. This Agreement may be terminated at any time prior to the Effective Time by written consent of each of the parties.

               SECTION 6.02. Amendment. This Agreement may be amended by the mutual agreement of the parties at any time. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

               SECTION 6.03. Extension; Waiver. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any document delivered pursuant to this Agreement or waive compliance by the other party with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.


                                ARTICLE VII

                             GENERAL PROVISIONS

               SECTION 7.01. Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                      (a)    if to Harveys, Harveys Acq Corp or PHCR, to:

                      c/o Harveys Casino Resorts
                      Highway 50 & Stateline Avenue
                      Lake Tahoe, Nevada 89449
                      Attention:  Charles W. Scharer

                      and

                      c/o Colony Capital, Inc.
                      1999 Avenue of the Stars, Suite 1200
                      Los Angeles, California 90067
                      Telephone:  310-282-8820
                      Facsimile: 310-282-8813
                      Attention:  Jonathan H. Grunzweig

                      with a copy to:

                      Skadden, Arps, Slate, Meagher & Flom LLP
                      300 South Grand Avenue, Suite 3400
                      Los Angeles, California  90071
                      Attention:  Nick P. Saggese, Esq.
                      Telephone:  213-687-5550
                      Facsimile:  213-687-5600

               SECTION 7.02. Interpretation. When a reference is made in this Agreement to an Article, Section or Schedule, such reference shall be to an Article or Section of or a Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The Pinnacle Merger Agreement and the consummation of the transactions contemplated by the Pinnacle Merger Agreement and the Voting and Contribution Agreement and the consummation of the transactions contemplated by such Voting and Contribution Agreement are transactions contemplated by this Agreement. To the extent any restriction on the activities of Harveys or its Subsidiaries under the terms of this Agreement requires prior approval under any Gaming Law, such restriction shall be of no force or effect unless and until such approval is obtained. If any provision of this Agreement is illegal or unenforceable under any Gaming Law, such provision shall be void and of no force or effect.

               SECTION 7.03. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

               SECTION 7.04. Entire Agreement; No Third-Party Beneficiaries. This Agreement and the Voting and Contribution Agreement constitute the entire agreements, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of these agreements and are not intended to confer upon any Person other than the parties any rights or remedies hereunder.

               SECTION 7.05. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEVADA,
WITHOUT REGARD TO ANY APPLICABLE CONFLICTS OF LAW.

               SECTION 7.06. Gaming Laws. Each of the provisions of this Agreement is subject to and shall be enforced in compliance with the Gaming Laws.

               SECTION 7.07. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties.

                          [signature pages follow]



               IN WITNESS WHEREOF, PHCR, Harveys, and Harveys Acq Corp have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                    PH CASINO RESORTS, INC.


                                    By:   /s/ Charles W. Scharer
                                       -----------------------------------
                                       Name:  Charles W. Scharer
                                       Title: President


                                    HARVEYS CASINO RESORTS


                                    By: /s/ Charles W. Scharer
                                       -----------------------------------
                                       Name:  Charles W. Scharer
                                       Title: President


                                    HARVEYS ACQUISITION CORPORATION


                                    By: /s/ Charles W. Scharer
                                       -----------------------------------
                                       Name:  Charles W. Scharer
                                       Title: President